Exhibit 99.77(Q)(1)

Form N-SAR, Item 77

for Voya Intermediate Bond Portfolio

(the “Registrant”)

Item 77Q1 – Exhibits

(a)(1)          Certificate of Amendment of Amended and Restated Declaration of Trust and Redesignation of Series effective May 1, 2014 – Filed as an exhibit to Post-Effective Amendment No. 86 to the Registrant’s Registration Statement on Form N-1A filed on April 28, 2014 and incorporated herein by reference.

(e)(1)          Amended Schedule A dated March 21, 2014 to the Investment Management Agreement between Voya Intermediate Bond Portfolio and Voya Investments, LLC dated May 7, 2013 – Filed as an exhibit to Post-Effective Amendment No. 86 to the Registrant’s Registration Statement on Form N-1A filed on April 28, 2014 and incorporated herein by reference.